UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2006 (November 17, 2006)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio		43207

(Address of principal executive offices)		(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 17, 2006, Bob Evans Farms, Inc. (the “Company”) announced the appointment of Mike Townsley as Executive Vice President of the Company’s food products division. Mr. Townsley has served since 2003 as president and chief operating officer of Owens Food Products, a wholly owned subsidiary of the Company. Before joining the Company, Mr. Townsley was senior vice president, sales and marketing, for Premium Standard Farms, a fully integrated pork company with annual sales exceeding $800 million and prior to Premium Standard Farms, Townsley was vice president of fresh pork sales for three years at Smithfield Packing Company. A copy of the news release announcing Mr. Townsley’s appointment is attached as Exhibit 99 to this Form 8-K and is incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired — Not Applicable
     (b) Pro Forma Financial Information — Not applicable
     (c) Shell Company Transactions — Not Applicable
     (d) Exhibits:
          The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

99	News release issued by Bob Evans Farms, Inc. on November 17, 2006, announcing the appointment of Mike Townsley as executive vice president of the Company’s food products division

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Dated: November 17, 2006	By:	/s/ Mary L. Garceau

Mary L. Garceau Vice President and General Counsel

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated November 17, 2006

Exhibit No.	Description

99	News release issued by Bob Evans Farms, Inc. on November 17, 2006 announcing the appointment of Mike Townsley as executive vice president of the Company’s food products division